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                                                                     EXHIBIT 5.1


                                SIDLEY & AUSTIN

                a partnership including professional corporations


    DALLAS                      BANK ONE PLAZA                        HONG KONG
                             10 S. DEARBORN STREET
  LOS ANGELES               CHICAGO, ILLINOIS 60603                    LONDON
                            TELEPHONE 312 853 7000
   NEW YORK                 FACSIMILE 312 853 7036                    SHANGHAI

WASHINGTON, D.C.                                                      SINGAPORE

                                                                        TOKYO

                                 FOUNDED 1866


                                August 7, 2000


KPMG Consulting, Inc.
1676 International Drive
McLean, VA 22102


                  Re:      372,891,710 Shares
                           of Common Stock, $.01 par value per share

Ladies and Gentlemen:

                   We refer to the Registration Statement on Form S-1 (the "Registration Statement") filed on May 5, 2000 by KPMG Consulting, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 1 thereto filed on the date hereof, relating to the registration of 372,891,710 shares of Common Stock, $.01 par value per share (the "Shares"), of the Company consisting of up to 89,260,475 Shares (the "Primary Shares") to be issued and sold by the Company and up to 283,631,235 Shares (the "Secondary Shares") to be sold by KPMG LLP, a Delaware limited liability partnership, and certain partners and principals of KPMG LLP (collectively, the "Selling Stockholders").

                  We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Shares contemplated by the Registration Statement and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

                  Based on the foregoing, we are of the opinion that:

                  1. The Company is duly incorporated and validly existing under the laws of the State of Delaware; and
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SIDLEY & AUSTIN                                                        CHICAGO
August 7, 2000
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                  2.       The Secondary Shares are validly issued, fully paid
                           and nonassessable; and

                  3. The Primary Shares will be validly issued, fully paid and nonassessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Primary Shares as contemplated by the Registration Statement; and (iii) certificates representing the Primary Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

                  We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares, as contemplated by the Registration Statement. In delivering this opinion, we have assumed, as to questions of fact, among other things, the accuracy of representations and the genuineness of documents and signatures given to or reviewed by us.

                  This opinion is limited to the General Corporation Law of the State of Delaware.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters." In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.


                                                          Very truly yours,

                                                          /s/ Sidley & Austin

                                                          Sidley & Austin